UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

STEWART INFORMATION SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

1980 Post Oak Blvd., Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 25, 2015, Stewart Information Services Corporation (the “Company”) issued a press release announcing that its Board of Directors has approved an increase in the Company’s cash dividend payable to shareholders of Common Stock from $0.10 per share annually to $1.00 per share to be paid quarterly at a rate of $0.25 per share beginning in the second quarter of this year.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information and exhibits hereto contain forward-looking statements within the meaning of the federal securities laws.  These statements are based on present expectations, and are subject to the limitations listed therein and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 25, 2015, relating to the announcement of the Company’s dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

Date: February 25, 2015	By:	/s/ J. Allen Berryman
Name: J. Allen Berryman

Title: Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 25, 2015, relating to the announcement of the Company’s dividend